CONTACTS:

LP Investor Relations Aaron Howald 615.986.5792 Aaron.Howald@lpcorp.com	LP Media Contact Breeanna Straessle 615.986.5886 Breeanna.Straessle@lpcorp.com

LP REPORTS FIRST QUARTER 2020 RESULTS, ANNOUNCES QUARTERLY DIVIDEND, AND DISCUSSES LIQUIDITY AND COVID-19 PANDEMIC RESPONSE

NASHVILLE, Tenn. (May 5, 2020) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) today reported its financial results for the quarter ended March 31, 2020, and provided an update on liquidity and COVID-19 pandemic response.

Key Highlights

•First quarter net sales increased by one percent to $585 million

•	First quarter net income attributed to LP increased by 22% to $33 million ($0.29 per diluted share)

•	First quarter Adjusted Diluted EPS(1) increased by $0.21 to $0.34 per share

•	First quarter Adjusted EBITDA(1) increased by 43% to $83 million

•	LP announces a quarterly cash dividend of $0.145 per share

(1) This is a non-GAAP financial measure. See “Use of Non-GAAP Information” and “Reconciliation of Net Income to Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Income, and Non-GAAP Adjusted Diluted EPS” below.
“We delivered a strong first quarter, but since early March, we have focused on ensuring the safety of our employees and the continuity of our business as the COVID-19 pandemic progresses," said LP Chief Executive Officer Brad Southern. “We cannot know the duration of the disruption, exactly how our industry will be impacted, or the timing or nature of the recovery. What we do know is that LP has a strong balance sheet, operational agility, and an experienced leadership team that has successfully managed through past crises. I am confident that our ongoing strategic transformation has positioned LP to respond to the evolving challenges and emerging business opportunities presented by the COVID-19 crisis.”

Liquidity Update

•	Cash and cash equivalents of $488 million as of March 31, 2020

•	Borrowed $350 million under the credit facility in March 2020

•	Amended the credit facility on May 1, 2020, to provide for an incremental $200 million revolver, which matures in May 2023; no amounts drawn on the incremental revolver to-date

•	No principal payments due with respect to the $350 million borrowed under the revolving credit facility and 4.875% Senior Notes until 2024

•	Taking precautionary measures and adjusting operational needs, including a significant reduction in capital spending

“Liquidity will be critical during the pandemic and subsequent recovery,” said LP Chief Financial Officer Alan Haughie.  “In order to reinforce an already strong balance sheet, we have drawn on our revolving line of credit, significantly reduced capital spending, and taken steps to manage working capital by reducing inventories, all measures which can be adjusted up or down as the situation develops. Nobody knows yet how the pandemic will unfold. However, we have confidence that LP is well positioned to preserve liquidity and respond to economic opportunities which may present themselves in the eventual recovery.”

COVID-19 Response Update

The COVID-19 pandemic and the resulting containment did not materially impact our results of operations for the three months ended March 31, 2020 due to our ability to continue operations and deliver customer orders through the end of the period. However, the COVID-19 pandemic and actions taken in response thereto are continuing to have a significant adverse effect on many sectors of the economy, including on new home building and remodeling activity.

We have taken the following measures:

•
LP is following national, state, and local guidelines while also continuing to provide LP products to support critical infrastructure needs. Employees able to work from home have been doing so since March 16, 2020. All manufacturing facilities have been declared essential by the relevant authorities. We have instituted rigorous cleaning and social distancing protocols as outlined by the Centers for Disease Control and Prevention and the World Health Organization.

•
LP has reduced mill operating schedules to balance production and demand. While we currently expect any negative impact on sales to be temporary, the duration of the COVID-19 pandemic, the actions to contain the pandemic and treat its impacts, and the effects on our operations are highly uncertain and cannot be predicted at this time.

SEGMENT RESULTS

Siding

The Siding segment consists of LP® SmartSide® trim and siding and LP Outdoor Building Solutions® innovative products for premium outdoor buildings. During the three months ended March 31, 2020, LP CanExel® prefinished siding was reclassified from Siding to Other, reflecting changes in the organizational structure of the business and, accordingly, the information that the chief operating decision maker uses to evaluate performance and allocate resources to our business segments. All prior periods presented have been adjusted for comparability.

	Three Months Ended March 31,
	2020	2019	Change
Net sales	$212	$219	(3)%
Adjusted EBITDA	42	39	8%

Net sales decreased by $7 million primarily due to a $7 million decrease in SmartSide® Fiber sales and a $4 million decrease in OSB and other sales, partially offset by a three percent increase in SmartSide® Strand volume. Adjusted EBITDA increased by $3 million, including increased production at our Dawson Creek facility following its conversion to SmartSide® Strand in 2019.

Oriented Strand Board (OSB)

The OSB segment manufactures and distributes OSB structural panel products including LP OSB, LP® TechShield® radiant barrier, LP TopNotch® sub-flooring, LP Legacy® super tough, moisture-resistant sub-flooring and LP FlameBlock® fire-rated sheathing.

	Three Months Ended March 31,
	2020	2019	Change
Net sales	$220	$208	6%
Adjusted EBITDA	35	8	338%

Net sales increased by $12 million and Adjusted EBITDA increased by $27 million. The increases are primarily related to increases in selling price which favorably impacted both net sales and Adjusted EBITDA by $18 million for the first quarter. Reductions in raw material costs, including wood and resin, also favorably impacted Adjusted EBITDA in the quarter.

Engineered Wood Products (EWP)

The EWP segment consists of LP SolidStart® I-Joist (IJ), Laminated Veneer Lumber (LVL), Laminated Strand Lumber (LSL), and other related products. This segment also includes the sales of I-Joist and LVL products produced by the joint venture and sales of plywood produced as a by-product of the LVL production process.

	Three Months Ended March 31,
	2020	2019	Change
Net sales	$99	$90	10%
Adjusted EBITDA	9	7	29%

Net sales increased by $9 million and Adjusted EBITDA increased by $2 million, primarily due to increased shipments of I-Joist and LVL and reductions in customer program costs.

South America

Our South America segment manufactures and distributes OSB structural panel and siding products in South America and certain export markets. This segment has manufacturing operations in two countries, Chile and Brazil, and operates sales offices in Chile, Brazil, Peru, Columbia, and Argentina.

	Three Months Ended March 31,
	2020	2019	Change
Net sales	$36	$45	(20)%
Adjusted EBITDA	7	10	(30)%

Net sales decreased by $9 million and Adjusted EBITDA decreased by $3 million due to a reduction in export sales, unscheduled downtime at a Chilean mill, and unfavorable foreign currency fluctuations.

2020 Guidance
LP’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those related to the COVID-19 pandemic and set forth below in “Forward-Looking Statements.”

•	Given its current outlook, LP expects capital expenditures for 2020 to be less than $70 million.

•	No share repurchases in 2020.

•	LP suspends its SmartSide® Strand sales growth guidance for 2020.

About LP Building Solutions

As a proven leader in high-performance building solutions, LP Building Solutions manufactures uniquely engineered, innovative building products that meet the demands and needs of the building industry. Its extensive product portfolio includes durable and dependable exterior siding and trim systems, engineered wood framing and structural panels for single-family homes, multifamily projects, repair and remodel markets, light commercial facilities, and outdoor buildings. We also provide industry-leading service and warranties to help customers build smarter, better and faster. Founded in 1973, LP is a global company headquartered in Nashville, Tennessee, and traded on the New York Stock Exchange under the symbol "LPX." For more information, visit LPCorp.com.

Forward-Looking Statements

This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic, and quarantines) on the economy, demand for our products or our operations, including the responses of governmental authorities to contain such public health issues; changes in governmental fiscal and monetary policies, including tariffs, and levels of employment; changes in general economic conditions, including impacts from the COVID-19 pandemic; changes in the cost and availability of capital; changes in the level of home construction and repair activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the financial or business condition of third-party wholesale distributors and dealers; changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost of and availability of energy, primarily natural gas, electricity and diesel fuel; changes in the cost of and availability of transportation; difficulties in the launch or production ramp-up of newly introduced products; unplanned interruptions to our manufacturing operations, such as explosions, fires, inclement weather, natural disasters, accidents, equipment failures, labor disruptions, and supply interruptions and public health issues (including pandemics and quarantines); changes in other significant operating expenses; changes in currency values and exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Brazilian real and Chilean peso; changes in general and industry-specific environmental laws and regulations; changes in tax laws, and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; warranty costs exceeding our warranty reserves; challenge or exploitation of our intellectual property or other proprietary information by others in the industry; changes in the funding requirements of our defined benefit pension plans; the resolution of existing and future product-related litigation and other legal proceedings; the amount and timing of any repurchases of our common stock and the payment of dividends on our common stock, which will depend on market and business conditions and other considerations; acts of public authorities, war, civil unrest, natural disasters, fire, floods, earthquakes, inclement weather and other matters beyond our control. Investors are cautioned that many of the assumptions upon which LP's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which LP cannot control, and production volumes and costs, some aspects of which LP may not be able to control. For additional information about factors that could cause actual results, events, and circumstances to differ materially from those described in the forward-looking statements, please refer to LP’s filings with the Securities and Exchange Commission. Except as required by law, LP undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

Use of Non-GAAP information

In evaluating our business, we utilize non-GAAP financial measures that fall within the meaning of SEC Regulation G and Regulation S-K Item 10(e), which we believe provide users of the financial information with additional meaningful comparison to prior reported results. Non-GAAP financial measures do not have standardized definitions and are not defined by U.S. GAAP. We disclose income attributed to LP before interest expense, provision for income taxes, depreciation and amortization, and exclude stock-based compensation expense, impairment of long-lived assets, other operating credits and charges, net, loss on early debt extinguishment, investment income, and other non-operating items as Adjusted EBITDA (Adjusted EBITDA) which is a non-GAAP financial measure. We have included Adjusted EBITDA in this press release because we view it as an important supplemental measure of our performance and believe that it is frequently used by interested persons in the evaluation of companies that have different financing and capital structures and/or tax rates. We also disclose income attributed to LP, which excludes impairment of long-lived assets, interest outside of normal operations, other operating credits and charges, net, gain (loss) on acquisition, other non-operating credits and charges, net, and adjusts for a normalized tax rate (Adjusted Income). We also disclose Adjusted Diluted EPS, calculated as Adjusted Income divided by diluted shares outstanding. We believe that Adjusted Diluted EPS and Adjusted Income are useful measures for evaluating our ability to generate earnings and that providing this measure should allow interested persons to more readily compare the earnings for past and future periods.

Neither Adjusted EBITDA, Adjusted Income, nor Adjusted Diluted EPS is a substitute for the U.S. GAAP measure of net income or for any other U.S. GAAP measures of operating performance. It should be noted that other companies may present similarly-titled measures differently and, therefore, as presented by us, these measures may not be comparable to similarly-titled measures reported by other companies. Adjusted EBITDA, Adjusted Income, and Adjusted Diluted EPS have material limitations as performance measures because they exclude items that are actually incurred or experienced in connection with the operations of our business.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net sales	$585	$582
Cost of sales	(477)	(501)
Gross profit	108	81
Selling, general, and administrative expenses	(55)	(56)
Impairment of long-lived assets	(7)	(1)
Other operating credits and charges, net	(2)	(2)
Income from operations	44	22
Interest (expense) income	(7)	1
Other non-operating items	5	11
Income before income taxes	42	34
Provision for income taxes	(9)	(7)
Net income	$33	$26
Net loss attributed to noncontrolling interest	—	1
Net income attributed to LP	$33	$27

Basic net income per share of common stock:
Net income per share - basic	$0.29	$0.20
Diluted net income per share of common stock:
Net income per share - diluted	$0.29	$0.20

Average shares of common stock used to compute net income per share:
Basic	112	131
Diluted	113	132

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$488	$181
Receivables, net of allowance for doubtful accounts of $1 million at March 31, 2020, and December 31, 2019, respectively	172	164
Inventories	284	265
Prepaid expenses and other current assets	11	9
Assets held for sale	21	—
Total current assets	976	619
Timber and timberlands	56	63
Property, plant, and equipment, net	930	965
Operating lease assets	43	44
Goodwill and other intangible assets	53	53
Investments in and advances to affiliates	12	10
Restricted cash	—	14
Other assets	62	67
Total assets	$2,132	$1,835

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	208	242
Other current liabilities	6	2
Total current liabilities	214	244
Long-term debt	698	348
Deferred income taxes	65	73
Non-current operating lease liabilities	34	36
Other long-term liabilities	127	133
Total liabilities	1,138	834

Redeemable noncontrolling interest	10	10

Stockholders’ equity:
Common stock	130	130
Additional paid-in capital	448	454
Retained earnings	983	966
Treasury stock	(402)	(406)
Accumulated comprehensive loss	(175)	(153)
Total stockholders’ equity	984	991
Total liabilities and stockholders’ equity	$2,132	$1,835

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Three Months Ended
	March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$33	$26
Adjustments to net income:
Depreciation and amortization	28	31
Impairment of long-lived assets	7	1
Gain on acquisition	—	(14)
Deferred taxes	(4)	(6)
Other adjustments, net	(5)	3
Changes in assets and liabilities (net of acquisitions):
Receivables	(31)	(35)
Inventories	(36)	(36)
Prepaid expenses and other current assets	(1)	—
Accounts payable and accrued liabilities	(16)	(15)
Income taxes payable, net of receivables	16	(9)
Net cash used in operating activities	(9)	(54)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant, and equipment additions	(24)	(43)
Cash acquired in acquisition	—	40
Other investing activities	—	(1)
Net cash used in investing activities	(24)	(4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing of long-term debt	350	—
Payment of cash dividends	(16)	(17)
Purchase of stock	—	(438)
Other financing activities	(5)	(4)
Net cash provided by (used in) financing activities	329	(459)
EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(3)	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	293	(517)
Cash, cash equivalents, and restricted cash at beginning of period	195	892
Cash, cash equivalents, and restricted cash at end of period	$488	$375

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
KEY STATISTICS

We monitor housing starts as a leading indicator of demand for many of our products, and we believe that this is a useful measure for evaluating our ability to generate sales and that providing this measure should allow interested persons to more readily compare the earnings for past and future periods. Other companies may present housing start data differently and, therefore, as presented by us, our housing start data may not be comparable to similarly-titled indicators reported by other companies.

	Three Months Ended March 31,
Housing starts[1]:	2020	2019
Single Family	212	189
Multi-Family	113	77
	325	266

[1] Actual U.S. Housing starts data reported by U.S. Census Bureau

The following table sets forth North American sales volumes for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
Sales Volume	Siding	OSB	EWP	Total	Siding	OSB	EWP	Total
SmartSide® Strand siding (MMSF)	291	—	—	291	284	—	—	284
SmartSide® Fiber siding (MMSF)	38	—	—	38	53	—	—	53
OSB - commodity (MMSF)	—	522	—	522	17	571	9	598
OSB - value added (MMSF)	—	396	—	396	1	390	5	396
LVL (MCF)	—	—	1,753	1,753	—	—	1,504	1,504
LSL (MCF)	—	—	699	699	—	—	797	797
I-Joist (MMLF)	—	—	26	26	—	—	18	18

We measure the Overall Equipment Effectiveness (OEE) at each of our mills to track improvements in the utilization and productivity of our manufacturing assets. OEE is a composite metric that considers asset uptime (adjusted for capital project downtime and similar events), production rates, and finished product quality. It should be noted that other companies may present OEE differently and, therefore, as presented by us, OEE may not be comparable to similarly-titled measures reported by other companies. We believe that when used in conjunction with other metrics, OEE can be a useful measure for evaluating our ability to generate profits, and that providing this measure should allow interested persons to more readily monitor operational improvements. The OEE for the three months ended March 31, 2020 and 2019 for each of our segments is listed below:

	Three Months Ended March 31,
	2020	2019
Siding	89%	85%
OSB	88%	87%
EWP	88%	85%
South America	69%	77%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net sales
Siding	$212	$219
OSB	220	208
EWP	99	90
South America	36	45
Other	18	21
Intersegment sales	—	(1)
	$585	$582

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA, NON-GAAP ADJUSTED INCOME, AND NON-GAAP DILUTED EPS
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net income	$33	$26
Add (deduct):
Net loss attributed to noncontrolling interest	—	1
Income attributed to LP	33	27
Provision for income taxes	9	7
Depreciation and amortization	28	31
Stock-based compensation expense	2	2
Impairment of long-lived assets	7	1
Other operating credits and charges, net	2	2
Interest expense, net	7	(1)
Other non-operating items	(5)	(11)
Adjusted EBITDA	$83	$58
Siding	42	39
OSB	35	8
EWP	9	7
South America	7	10
Other	(3)	1
Corporate	(7)	(7)
Adjusted EBITDA	83	58

	Three Months Ended
	March 31,
	2020	2019
Net income	$33	$26
Add (deduct):
Net loss attributed to noncontrolling interest	—	1
Income attributed to LP	33	27
Impairment of long-lived assets	7	1
Other operating credits and charges, net	2	2
Gain on acquisition	—	(14)
Reported tax provision	9	7
Adjusted income before tax	51	23
Normalized tax provision at 25%	(13)	(6)
Adjusted Income	$38	$17
Diluted shares outstanding	113	132
Adjusted Diluted EPS	$0.34	$0.13